EXHIBIT 99.1
NEWS RELEASE

Contact:	Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
eheff@alldata.net

Shelley Whiddon — Media
972.348.4310
swhiddon@alldata.net
ALLIANCE DATA SIGNS LONG-TERM RENEWAL WITH TOP-10 CLIENT
AND WESTERN CANADA’S TOP GROCER, CANADA SAFEWAY
One of North America’s Largest Supermarket Operations Extends Long-Standing
Relationship with Alliance Data’s Canadian Loyalty Program
DALLAS, Texas (Jan. 26, 2006) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, marketing services and credit services, announced that Canada Safeway has signed a multi-year renewal agreement as a Sponsor in Alliance Data’s Canadian AIR MILES® Reward Program. A top-10 Alliance Data client, Canada Safeway has been a partner in the loyalty and marketing program since its inception in 1992. As Western Canada’s #1 grocer, Canada Safeway also serves as Western Canada’s grocery, drugstore and floral AIR MILES Sponsor with 221 locations throughout the provinces of Alberta, British Columbia, Manitoba, Saskatchewan, and the Northwestern region of Ontario.
The AIR MILES Reward Program is Canada’s premier coalition loyalty program. More than 70 percent of Canadian households — representing more than 15.4 million Canadians — actively collect AIR MILES reward miles at more than 100 leading brand-name Sponsors representing more than 14,000 retail and service locations across Canada.
AIR MILES reward miles can be redeemed for more than 800 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise and more.

Chuck Mulvenna, president and chief operating officer, Canada Safeway Limited, said, “Our customers appreciate the added value we provide them with the AIR MILES Reward Program. Our loyal customers can turn their everyday purchase of groceries into AIR MILES rewards for merchandise, entertainment and travel.”
John Scullion, president of Alliance Data’s Loyalty and Marketing Services, said, “This multi-year renewal with a long-standing partner of the AIR MILES Reward Program demonstrates the strength, significance and value of the program to established brand names. It also underscores our ongoing focus to achieve our multi-pronged growth objectives, part of which includes strengthening and renewing existing Sponsor relationships, expanding into new Sponsor categories, as well as realizing incremental growth in consumer participation in the program.”
About Alliance Data
Alliance Data is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,500 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, www.AllianceDataSystems.com.
About Canada Safeway
Canada Safeway operates 219 stores, located in Alberta, British Columbia, Manitoba, Saskatchewan, and North Western Ontario. Parent company, Safeway Inc. is a Fortune 50 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,801 stores in the United States and Canada and had annual sales of $35.8 billion in 2004. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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